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                                                                      EXHIBIT 99

                         THE UNITED ILLUMINATING COMPANY
                  NOTICE OF SPECIAL MEETING OF THE SHAREOWNERS

Date:    ________ __, ____

Time:    ____ p.m.

Place:   New Haven Lawn Club
         193 Whitney Avenue
         New Haven, Connecticut

MATTER TO BE VOTED ON:

Approval of a proposal to reorganize the Company's current corporate structure by forming a holding company structure under an agreement and plan of merger and share exchange.

You can vote your shares of common stock at the annual meeting if our records show that you owned the shares on ______ __, ____.

WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT, PLEASE FILL IN, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE THAT WE HAVE PROVIDED TO YOU. IF YOU MAIL THE ENVELOPE TO US FROM ANYWHERE IN THE UNITED STATES, THEN YOU DON'T HAVE TO PUT ANY POSTAGE STAMPS ON THE ENVELOPE.

------- --, ----

                            By Order of the Board of Directors
                            Robert L. Fiscus
                            Vice Chairman, Chief Financial Officer,
                            Treasurer and Secretary

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YOUR VOTE IS IMPORTANT In order to save us the expense of further solicitation to ensure that a quorum is present at the special meeting, please mail your proxy to us promptly - regardless of the number of shares you own, and regardless of whether you plan to attend the meeting.
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A DIAGRAM SHOWING THE LOCATION OF THE NEW HAVEN LAWN CLUB APPEARS ON THE [INSIDE
OF THE] BACK COVER OF THE PROXY STATEMENT AND PROSPECTUS.

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                             DETACH PROXY CARD HERE

/X/  Please mark your votes as in this example

                                            FOR       AGAINST    ABSTAIN

APPROVAL OF  PROPOSAL                       |_|         |_|        |_|
TO REORGANIZE THE COMPANY'S
CURRENT CORPORATE STRUCTURE
BY FORMING A HOLDING COMPANY
STRUCTURE UNDER AN AGREEMENT
AND  PLAN OF MERGER AND SHARE
EXCHANGE.   (Recommended by the Board of Directors.)
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Signature _____________________ Signature ____________________ Date ____________

NOTE: When signing as attorney, executor, administrator, trustee or guardian, give title as such. If signer is a corporation, sign in the corporate name by duly authorized officer.

                         THE UNITED ILLUMINATING COMPANY

                               COMMON STOCK PROXY

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints John L. Lahey, or F. Patrick McFadden, Jr. (in the absence of Mr. Lahey), or Betsey Henley-Cohn (in the absence of Messrs. Lahey and McFadden), as proxy, for and in the name of the undersigned and with all powers the undersigned would possess if personally present, to vote and all shares of the Common Stock of The United Illuminating Company that the undersigned is entitled to vote at the Special Meeting of the Shareowners to be held on ________, _________ __, ____, and at any adjournments thereof.

         THIS PROXY, WHEN PROPERLY SIGNED AND RETURNED TO THE COMPANY, WILL BE VOTED IN THE MANNER INDICATED ON THE REVERSE SIDE. UNLESS OTHERWISE DIRECTED ON THE REVERSE SIDE, THE UNDERSIGNED'S VOTE WILL BE CAST FOR APPROVAL OF THE PROPOSAL TO REORGANIZE THE COMPANY'S CURRENT CORPORATE STRUCTURE BY FORMING A HOLDING COMPANY STRUCTURE UNDER AN AGREEMENT AND PLAN OF MERGER AND SHARE EXCHANGE.

            (CONTINUED, AND TO BE SIGNED AND DATED, ON REVERSE SIDE)